Exhibit 10.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

IN RE ABERCROMBIE & FITCH CO.	)
SHAREHOLDER DERIVATIVE	)	Consol. C.A. No. 1077-N
LITIGATION	)

SUPPLEMENTAL STIPULATION OF SETTLEMENT

     This Supplemental Stipulation of Settlement (the “Supplemental Stipulation”), dated as of June 1, 2005 and subject to the approval of the Court,1 is entered into by and among the Plaintiffs, the Individual Defendants and nominal defendant Abercrombie.

STIPULATED FACTS

     WHEREAS:

          1. On April 8, 2005, subject to the approval of the Court, the Plaintiffs, the Individual Defendants and Abercrombie entered into a Stipulation of Settlement (the “Stipulation”) proposing a settlement of the Action.

          2. Paragraph 29 of the Stipulation states:

Plaintiffs in the Action and their counsel intend to apply to the Court for an award of attorneys’ fees and out of pocket expenses in amount to be set by the Court. Approval by the Court of such fee application shall not be a precondition to the dismissal of the Action in accordance with this Stipulation. Plaintiffs’ counsel and defendants’ counsel may, but are not required to, agree to a fee amount that defendants will not oppose, which would then be filed as an amendment or supplement to this Stipulation.

          3. On May 27, 2005, defendants agreed not to oppose an application by Plaintiffs’ in the Action and their counsel for an award of attorneys’ fees and out of pocket expenses in an aggregate amount of up to $1.2 million.

[1]	Unless otherwise noted, all defined terms shall have the same meaning ascribed to them in the Stipulation.

          4. Plaintiffs in the Action and their counsel intend to apply to the Court for an award of fees and reimbursement of Plaintiffs’ reasonable expenses incurred in connection with the Action in an aggregate amount of not more than $1.2 million (the “Fee Application”).

     NOW THEREFORE IT IS HEREBY STIPULATED AND AGREED AS FOLLOWS, pursuant to Court of Chancery Rule 23.1, and subject to the approval of the Court:

          5. Defendants in the Action shall not oppose the Fee Application in an aggregate amount of up to $1.2 million. Abercrombie, on behalf of and for the benefit of the other defendants in the Action, agrees to pay any final award of fees and expenses by the Court up to the amount of the Fee Application. Final resolution by the Court of the Fee Application shall not be a precondition to the dismissal of the Action in accordance with the Stipulation.

          6. A copy of the Supplemental Notice of Hearing and Proposed Settlement of The Abercrombie & Fitch Co. Shareholder Derivative Litigation (the “Notice”), substantially in the form attached hereto as Exhibit A, shall be sent to all stockholders of record of Abercrombie as of the date of the Scheduling Order.

          7. All costs incurred in identifying and notifying Abercrombie’s stockholders of this Supplemental Stipulation, including the printing and the copying of the Notice, will be paid by Abercrombie, on behalf of and for the benefit of the Individual Defendants.

          8. This Supplemental Stipulation shall not be deemed to modify the Stipulation except to the extent the terms of the Supplemental Stipulation are inconsistent with Paragraph 29 of the Stipulation. This Supplemental Stipulation shall be subject to all terms and conditions agreed upon in the Stipulation.

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     IN WITNESS WHEREOF, the parties have executed this Stipulation effective as of June 1, 2005.

Of Counsel:	/s/ Michael Hanrahan

Marc A. Topaz Robert B. Weiser Eric A. Zagar SCHIFFRIN & BARROWAY, LLP Three Bala Plaza, East, Suite 400 Bala Cynwyd, Pennsylvania 19004 (610) 667-7706	Michael Hanrahan (#941) Gary F. Traynor (#2131) PRICKETT, JONES & ELLIOT, P.A. 1310 N. King Street Wilmington, Delaware 19899 (302) 888-6500 Counsel for Plaintiffs

Of Counsel:	/s/ Harry Tashjian IV

John L. Hardiman SULLIVAN & CROMWELL LLP 125 Broad Street New York, NY 10004-2498	Harry Tashjian (#4609) RICHARDS, LAYTON & FINGER P.A. One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700 Counsel for Defendants other than Michael Jeffries

Of Counsel:	/s/ Andre G. Bouchard

Barbara Moses MORVILLO, ABRAMOWITZ, GRAND, IASON & SILBERBERG, P.C. 565 Fifth Avenue New York, NY 10017	Andre G. Bouchard (#2504) BOUCHARD, MARGULES & FRIEDLANDER, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, DE 19801 Phone: 302-573-3500 Fax: 302-573-3501 Counsel for Michael Jeffries

Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

IN RE ABERCROMBIE & FITCH CO.	)
SHAREHOLDER DERIVATIVE	)	Consol. C.A. No. 1077-N
LITIGATION	)

SUPPLEMENTAL NOTICE OF HEARING AND PROPOSED SETTLEMENT OF THE
ABERCROMBIE & FITCH CO. SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF STOCK OF THE ABERCROMBIE & FITCH CO. ON APRIL 29, 2005, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS IN INTEREST, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM (COLLECTIVELY “CURRENT ABERCROMBIE STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU ARE NOT THE BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

     1. The purpose of this Supplemental Notice is to supplement the Notice dated April 18, 2005, which informed you of a settlement in this consolidated derivative action (the “Action”), which has been brought on behalf of The Abercrombie & Fitch Co. (the “Company” or “Abercrombie”) and a hearing to be held by the Court of Chancery of the State of Delaware (the “Court”).

     2. The Notice advised you that Plaintiffs in the Action and their counsel intend to apply to the Court for an award of attorneys’ fees and out of pocket expenses in amount to be set by the Court. The Notice further advised you that Plaintiffs’ counsel and defendants’ counsel may, but are not required to, agree to a fee amount that defendants will not oppose.

     3. On May 27, 2005, defendants agreed not to oppose an application by Plaintiffs’ counsel for an award of attorneys’ fees and out of pocket expenses in an aggregate amount of up to $1.2 million.

     4. There have not been any other changes in the description of the Action set forth in the Notice.

     5. As disclosed in the Notice, a hearing will be held in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware, on June 14, 2005, at 10:30 a.m. to determine whether the Court should: (i) approve the settlement of the Action pursuant to the Chancery Court Rule 23.1 as fair, reasonable, adequate and in the best interests of Abercrombie’s stockholders; (ii) enter an Order and Final Judgment dismissing the Action with prejudice; (iii) consider the application of Plaintiffs’ counsel for an award of attorneys’ fees and expenses; and (iv) hear other such matters as the Court may deem necessary and appropriate.

NOTICE TO PERSONS OR ENTITIES HOLDING
RECORD OWNERSHIP ON BEHALF OF OTHERS

     6. Brokerage firms, banks and other persons or entities who are record owners of Abercrombie, but not beneficial owners, are directed to send this Supplemental Notice promptly to beneficial owners. If additional copies of this Supplemental Notice are needed for forwarding to beneficial owners, any timely requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be directed to: In re Abercrombie & Fitch Co. Stockholder Derivative Action, c/o National City Bank, Shareholder Services Dept, Corporate Trust Operations Dept, 5352, Third Floor North Annex, 4100 West 150th Street, Cleveland, OH 44135

Dated: May 31, 2005	BY ORDER OF THE COURT:

Register in Chancery